N E W S    R E L E A S E

THE BANK OF KENTUCKY ANNOUNCES QUARTERLY
DIVIDEND OF $0.17 PER SHARE

CRESTVIEW HILLS, KENTUCKY, June 24, 2013 - The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) announced a quarterly cash dividend of $0.17 per common share, payable on July 26, 2013 to shareholders of record as of July 12, 2013. The quarterly dividend, if annualized, represents a 10% increase over the amount of semi-annual dividends declared and paid in 2012. The $0.17 per common share is equal to the dividend paid in April of 2013.

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation, a bank holding company with assets of approximately $1.821 billion, offers banking and related financial services to both individuals and business customers through its subsidiary, The Bank of Kentucky, Inc. (the “Bank”).  The Bank operates thirty-three branch locations and fifty-six ATMs.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340